UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5051 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5622 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Energy Transfer Equity, L.P. (“ETE”) and Southern Union Company (“Southern Union”) announced today that they have filed with the Missouri Public Service Commission (the “Commission”) a Non-Unanimous Stipulation and Agreement (the “Stipulation”) among Southern Union, ETE, Sigma Acquisition Corporation, a wholly-owned subsidiary of ETE (“Sigma”), and the Commission Staff.  Pursuant to the Stipulation, the parties recommend that the Commission issue an order finding that, subject to the conditions therein, the merger of Sigma with and into Southern Union is not detrimental to the public interest and authorizing the undertaking of such merger and related transactions.  Southern Union will survive the merger as a wholly-owned subsidiary of ETE.  The Office of Public Counsel has indicated that it does not oppose the Stipulation.  Southern Union and ETE have requested that the Commission consider the Stipulation expeditiously.

Southern Union and ETE further announced that all of the documents necessary for Southern Union stockholders to make a merger consideration election in connection with the companies’ proposed merger are being mailed on February 17, 2012 to Southern Union stockholders of record as of February 10, 2012.  The companies also announced that the election deadline for Southern Union stockholders to make merger consideration elections is currently expected to be 5:00 p.m., Eastern Time, on March 19, 2012 (or such other later date as ETE and Southern Union shall agree).

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                             Exhibit
99.1	Press Release issued by Southern Union and ETE dated February 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: February 17, 2012	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

  Exhibit No.                                                                 Description

99.1	Press Release issued by Southern Union and ETE dated February 17, 2012